Exhibit 99.1

N E W S R E L E A S E

Investors:	John Penshorn	Brett Manderfeld
	952-936-7214	952-936-7216

Media:	Don Nathan
952-936-1885

(For Immediate Release)

UNITEDHEALTH GROUP ANNOUNCES U.S. TREASURY REFERENCE YIELDS

FOR ITS DEBT TENDER OFFERS

MINNEAPOLIS (February 4, 2010) — UnitedHealth Group (NYSE: UNH) today announced the U.S. Treasury reference yields for its previously announced modified “Dutch Auction” cash tender offers for certain of its notes. As of 2:00 p.m., New York City time, on February 3, 2010, the reference yields, based on the bid-side prices of the respective U.S. Treasury reference securities listed in the table below, were as follows:

Title of Security	CUSIP Number	U.S. Treasury Reference Security	Bloomberg Reference Page	Reference Yield
Short-Term Notes
5.250% Notes due 2011	91324PAP7	1.000% due December 31, 2011	PX1	0.838%
5.500% Notes due 2012	91324PBA9	1.000% due December 31, 2011	PX1	0.838%
4.875% Notes due 2013	91324PBH4	1.125% due December 15, 2012	PX1	1.368%
4.875% Notes due 2013	91324PAE2	1.125% due December 15, 2012	PX1	1.368%

Intermediate-Term Notes
4.750% Notes due 2014	91324PAH5	2.625% due December 31, 2014	PX1	2.358%
5.000% Notes due 2014	91324PAL6	2.625% due December 31, 2014	PX1	2.358%
4.875% Notes due 2015	91324PAM4	2.625% due December 31, 2014	PX1	2.358%
5.375% Notes due 2016	91324PAQ5	3.375% due November 15, 2019	PX1	3.695%
6.000% Notes due 2017	91324PAW2	3.375% due November 15, 2019	PX1	3.695%
6.000% Notes due 2017	91324PBC5	3.375% due November 15, 2019	PX1	3.695%

The reference yields will be used to determine the consideration paid for the notes that are accepted for purchase after the expiration of the tender offers.

The tender offers expire at 12:00 midnight, New York City time, on February 5, 2010. Holders who have not already tendered their notes may continue to do so at any time prior to the expiration date. UnitedHealth Group may amend, extend or terminate the tender offers at any time.

This announcement is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase any notes. The tender offers are being made solely pursuant to an Offer to Purchase and related documents. The tender offers are not being made in any jurisdiction in which the making of or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Neither UnitedHealth Group, any Dealer Manager, nor the Information Agent and Depositary makes any recommendation as to whether holders should tender their notes pursuant to the tender offers. Holders must make their own decisions whether to tender notes and, if so, the principal amount of notes to tender.

UnitedHealth Group has retained BofA Merrill Lynch, Citi, J.P. Morgan and RBS as Dealer Managers for the tender offers. Global Bondholder Services Corp. is the Information Agent and Depositary for the tender offers.

For additional information regarding the terms of the tender offers, please contact: BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 388-4603 (collect), Citi at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), J. P. Morgan at (866) 834-4666 (toll-free) or (212) 834-3424 (collect) or RBS at (877) 297-9832 (toll-free) or (203) 897-6145 (collect). Requests for documents and questions regarding the tendering of notes may be directed to Global Bondholder Services Corp. at (212) 430-3774 (for banks and brokers only) or (866) 470-4200 (for all others toll-free).

About UnitedHealth Group

UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, OptumHealth, Ingenix and Prescription Solutions. Through its family of businesses, UnitedHealth Group serves more than 70 million individuals nationwide. Visit www.unitedhealthgroup.com for more information.

Forward-Looking Statements

This press release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and uncertainties and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. A list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including the cautionary statements in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements.

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